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                                                                    Exhibit 10.5

                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                                 (RESTATED 2000)

         The ALLERGAN, INC. EXECUTIVE DEFERRED COMPENSATION PLAN (restated 2000) is hereby amended as follows:

A new Section 8.5 is hereby added to read as follows:

         "8.5. Special Death Benefits for Corporate Officers. A Special Death Benefit shall be payable to the Beneficiary of a Participant who dies prior to termination of employment and who is a Corporate Officer of Allergan, Inc. on the date of his or her death. The term "Corporate Officer" means, as of January 1, 2000, the Corporation's President, Chief Executive Officer and each of the Corporation's Corporate Vice Presidents. The Corporation's Board of Directors may change the definition of Corporate Officer hereafter by Board resolution. The Special Death Benefit shall be One Million Five Hundred Thousand Dollars ($1,500,000), unless such amount is adjusted by the Board, and such amount shall be in addition to the death benefit that is described in Section 8.1 and Section 8.2. Entitlement to the Special Death Benefit shall be conditioned on (a) the Committee's determination that the Participant has complied with all requests required by the insurer which issues the life insurance described in Section 15.3, including naming the Beneficiary, (b) such life insurance being in effect on the date of death and providing death benefits in an amount sufficient to cover the Special Death Benefit hereunder, and (c ) the Committee's determination that the Participant is a Corporate Officer of Allergan, Inc., on the date of his or her death."

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument evidencing the above terms of the Allergan, Inc. Executive Deferred Compensation Plan effective as of January 1, 2000.


By: /s/ Francis R. Tunney, Jr.
    ---------------------------------
Title: Secretary